UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549



FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 19, 2006



Macquarie Global Infrastructure Total Return Fund Inc.
(Exact name of registrant as specified in its charter)



Maryland	 	333-124793	 	34-2045907
(State or other jurisdiction
of incorporation)	 	(Commission
File Number)	 	(IRS Employer
Identification No.)

125 West 55th Street, New York, NY 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 800-644-5571 [Former name or former address, if changed since last report: Not Applicable Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))]



Item 2.02 Results of Operations and Financial Condition.

NEW YORK, July 19, 2006 - The Macquarie Global Infrastructure Total Return Fund Inc. (the "Fund") (NYSE: MGU), held a conference call today at 4:15 PM ET to discuss the performance of the Fund for the six-month period ending May 31, 2006. A script of the conference call is attached as Exhibit 99.1 to this Form 8-K.

About Macquarie Global Infrastructure Total Return Fund Inc.

The Macquarie Global Infrastructure Total Return Fund Inc. listed on the NYSE on August 26, 2005 and is a non-diversified closed-end fund. The Fund invests in a non-diversified portfolio of equity, debt, preferred or convertible securities and other instruments that are issued by US and non-US companies that own, operate or manage infrastructure assets.

The Fund's investment advisor is Macquarie Fund Adviser, LLC, a member of the Macquarie group of companies.
For further information, please contact:
Investor/Broker Enquiries
1-800-910-1434
Media Enquiries
Kathryn Bonnefin
Corporate Communications
Macquarie Group
Tel: 212-231-1739

Exhibit No. Description
99.1  Script of Conference Call from July 19, 2006



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		Macquarie Global Infrastructure Total Return Fund Inc.
Date:
July 19, 2006	By: /s/ John B. Mullin
Chief Financial Officer
Macquarie Global Infrastructure Total Return Fund Inc.




                                  EXHIBIT 99.1

Macquarie Global Infrastructure Total Return Fund (MGU)
National Conference Call - July 19, 2006


Introduction

* Good afternoon and welcome to the 3rd National Conference
Call for the Macquarie Global Infrastructure Total Return Fund, or MGU.
* My name is Jon Fitch, and I am the Portfolio Manager for MGU.
* On this call this afternoon I would like to review the following:

1. Fund objectives;
2. MGU performance for the half year ended May 31, 2006;
3. Portfolio positioning; and
4. Outlook for the Fund

* Please note that this call will be recorded, and the recording will be available for playback until Wednesday July 26, 2006. Playback details are provided on the media release for this conference call.

1. 	Review of MGU Investment Objectives

* As discussed on previous calls, I think it is important to reiterate what we like about the infrastructure asset class, and what we hope to achieve with the Fund.
* We believe that infrastructure assets have a number of features that make this an appealing asset class for investors:
* Essential services: many infrastructure issuers are the sole provider of an essential product or service;
* Competitive advantage: often these businesses have a strategic competitive advantage;
* Inelastic Demand: demand for infrastructure-related products or services is often linked to underlying economic or demographic growth, which can make demand less sensitive to changes when compared to other products and services;
* Long-life, Inflation linked assets: infrastructure assets are typically long-life assets and may operate under long-term concessions/agreements. The underlying revenue of infrastructure assets may be linked to inflation, sometimes directly through a regulatory framework or through contracts/concession agreements linking price/tariff growth to inflation;
* Leverage on Fixed-cost basis: once developed, on-going operational costs for many infrastructure assets are relatively low and stable. Increases in revenue generated by such infrastructure assets may not result in a proportionate increase in operating costs, thereby increasing cash flow.
* By focusing on investments in the listed securities of companies that own and/or operate infrastructure assets, MGU seeks a high level of total return to investors, consisting of dividends and other income, and capital appreciation.

2. 	Review of MGU Performance and Summary of Investment  Activities

In regards to the performance of MGU for the half year ended May 31, 2006:
* We are pleased to report an increase in both net asset value (or NAV) and share price of the Fund over the half year.
* After including distributions, MGU's NAV has increased over 10.5%, and the share price has increased over 6% during the half year.
* As of May 31, 2006, the MGU share price was trading at a 13.0% discount to NAV. Post half year end this discount has narrowed, with the MGU share price trading at an 8.4% discount to NAV on June 30, 2006. For reference, as of July 14, the MGU share price was $22.88, NAV was $24.69, and discount was 7.33%.

In regards to the performance of MGU relative to the Benchmark over the half year:
* The Index we use as the Benchmark for MGU is the Macquarie Global Infrastructure Index (USD Total Return), which is a FTSE calculated index covering over 250 infrastructure/utilities stocks in the FTSE Global All-Cap Index, and with a combined market capitalization of approximately $1.8 trillion.
* During the half year the Benchmark had a return of 13.9%.
* We believe that the major difference in performance relative to the Benchmark can be attributed mainly to the Fund's limited exposure to competitive-type utilities, that in part have benefited more directly from energy price movements.

In regards to distributions:
* During the half year the Fund paid its first two quarterly distribution payments of $0.375 per share each. These distributions represent an annualised yield of 6% based on MGU's issue price of $25 per share.
* Subsequent to the half year end, MGU declared a distribution of $0.40 per share for the quarter ended June 30, 2006. This represents an increase of $0.025 per share, or 6.7%, from the previous quarterly distributions of $0.375 per share.
* The increase in distribution is underpinned by returns generated by investments.
* This increase in distribution to $0.40 per share represents an annualised distribution rate of 6.4% based on MGU's issue price of $25 per share, or 7.5% based on MGU's market price of $21.34 on May 31, 2006. This distribution was paid on June 30, 2006.

In regards to currency:
* The MGU portfolio is invested across a number of countries.
* Our intention, as has been the case since the inception of MGU, is to leave the capital value unhedged.
* General weakness of the U.S. Dollar during the half year ended
May 31, 2006 provided a positive contribution to MGU's NAV. For example, the U.S. Dollar depreciated in excess of 7% against both the British Pound and the Euro during the period. As of May 31, 2006, approximately 36% of the MGU portfolio was denominated in these two currencies.

3. 	Portfolio Analysis

With regards to total funds invested:
* The Fund has continued to invest the proceeds from the IPO and the $150 million revolving credit facility, with approximately 97% of the proceeds available to the Fund now invested in the securities of Infrastructure Issuers.
* Total fund size is currently around $570m.

With regards to portfolio composition:
* As at the end of the half year, the MGU portfolio was invested in 40 securities.
* We continue to focus on securities of Infrastructure Issuers that we believe have strong strategic positions in their respective businesses and are able to generate sustainable and growing cash flow streams.
* As of May 31, 2006, the largest three country weightings in the MGU portfolio were the U.S. (23%), U.K. (20%) and Australia (16%):
* U.S.: MGU has focused in the U.S. on pipeline infrastructure with a high component of fee based income and utilities with predominantly regulated earnings.
* U.K.: MGU investments in the U.K. have reflected a combination of airport, port, energy infrastructure (including gas and electricity transmission and distribution networks) and water utilities.
* Australia: In Australia, the Fund has invested in energy infrastructure as well as toll road and diversified infrastructure businesses. MGU's investments in Australia have increased with the participation in the initial public offerings of Spark Infrastructure and SP Ausnet in December 2005.
* Going forward, we expect that overall exposure to the U.S.
will remain below 30% of the portfolio.
* The top 5 holdings in the MGU portfolio as at May 31, 2006 were as follows:
1. BAA plc: Owner of a number of airports in UK and around the world including Heathrow. BAA plc was subject to a takeover offer during the half year, which saw its share price rise over 37% during the period. Subsequent to half year end, BAA plc confirmed that it had accepted, subject to final documentation, an offer from a consortium led by Grupo Ferrovial SA, a Spanish construction group.
2. Magellan Midstream Partners LP Magellan's main business is the transportation, storage and distribution of refined petroleum products. In April 2006 Magellan announced a record quarterly operating profit and net income, and increased its 2006 earnings guidance.
3. Transurban Group: is a Top 50 Australian Stock Exchange listed company which focuses on the long-term ownership and management of advanced electronic toll roads. Transurban
Group's portfolio of toll road assets include: CityLink (Melbourne, Australia), Westlink M7 (Sydney, Australia), M2 Hills Motorway
(Sydney, Australia) and Pocahontas Parkway (Virginia, U.S.A.). The
Transurban Group security price was relatively flat during the half year ended May 31, 2006, down 1% over the period.
4. Kinder Morgan Energy Partners L.P. is one of the largest pipeline master limited partnerships (MLPs) in the U.S., with a range of liquids and natural gas pipelines.
5.   Enbridge Energy Partners L.P. like Kinder Morgan Energy
Partners, is a pipeline related MLP. Enbridge Energy's main focus is the transportation of crude oil. In particular, it owns the U.S.
portion of the world's longest liquid petroleum pipeline, which transports crude oil and natural gas liquids from Alberta Canada to refining centres in the U.S. Midwest and Ontario, Canada.

* We believe that both Kinder Morgan Energy Partners and Enbridge Energy Partners have sound long term fundamentals, although the prices for both have been impacted by recent interest rate concerns in the U.S. market.
* In terms of absolute share price performance, the top performing holding in the MGU portfolio over the half year ended May 31, 2006 was Beijing Capital International Airport. We believe that strong operational performance and demand for China-related investments helped its share price increase 44% over the half year.
* Another strong performer during the half year was Electricite
De France (EDF). We believe that high energy prices have contributed to the strong performance of EDF, which listed in December 2005.
* In our opinion, weakness in the MGU portfolio can be largely attributed to concerns about inflation and rising interest rates, with positions in the U.S., Canada and Australia being affected in particular. Kinder Morgan Energy Partners (pipes), Northland Power (contracted generation) and Spark Infrastructure Group (energy distribution - Australia) are examples of stocks where price performance has been impacted by interest rate concerns during the period.
* In addition, Zhejiang Expressway (Chinese tollroads) was also weak, reflecting market concerns with respect to underlying short term business fundamentals.
* We believe that weakness in the MGU portfolio has been consistent with trends in the broader market. For example, between May 10, 2006 and May 31, 2006 the MGU NAV fell 3.1% whilst the MSCI World Local Index fell 5.6%.

With respect to leverage:
* In December 2005 the Fund entered into a $150 million revolving credit facility.
* As of May 31, 2006, this credit facility had been fully drawn down.
* The overall level of leverage is around 26% of gross assets, which is well within the limits outlined in the Fund's prospectus.
* To limit exposure to potentially adverse interest rate movements, MGU has locked in interest rates on the whole
$150 million borrowing through a number of 3 - 5 year swaps.


4. 	Outlook and Conclusion
With respect to interest rate concerns:
* Interest rate uncertainties are likely to prevail in the short term.
* We believe that while MGU will not be immune to broader market uncertainties, two factors should mitigate concerns with respect to the underlying MGU portfolio:
1. First, the MGU portfolio is invested across both a number of countries and a number of different infrastructure businesses; and
2. The investment process specifically examines the sustainability of a company's cash flow stream, including the impact of higher interest rates on underlying fundamentals.

With respect to outlook:
* We expect that a number of the themes highlighted in the MGU Annual Report on November 30, 2005 will continue to provide an attractive investment environment for MGU. These include:
* U.S.: industry consolidation and increased investment in gas and electricity transmission infrastructure resulting from legislative changes. This has already started to occur. Over the last six months there has been a number of acquisition announcements. These include the announced acquisitions of KeySpan Corporation, Green Mountain Power, NorthWestern Corporation and Duquesne Light Holdings.
* Canada: new energy infrastructure projects.
* U.K. and Europe: sector consolidation, regulatory reform, new asset privatizations and capital management initiatives. Recent examples of sector consolidation in the U.K. and Europe during the half year included the acquisitions of BAA plc and Associated British Ports Holdings plc, and offers for Endesa S.A. (a Spanish utility) and Autostrade S.p.A. (an Italian tollroad company). Recent examples of asset privatizations include the initial public offerings of Electricite de France and Aeroports de Paris in France.
* Australia and New Zealand: further new listings. Examples of new listings during the past six months include the initial public offerings of Spark Infrastructure Group and SP AusNet.
Both of these companies focus on regulated energy networks.
* Emerging markets: continue to explore opportunities in China and India, where strong economic growth and prosperity has lead to a significant increase in demand for basic infrastructure services. To date we have made Chinese investments through the Hong Kong market. We are also selectively looking at opportunities in Latin America.
In conclusion:
1. MGU's investment strategy remains very much on course.
2. We remain committed to our total return investment objective. Our strategy remains focused on investing in a globally diversified portfolio of infrastructure securities which can provide dividend yield and growth to the MGU portfolio.
3. We have been able to increase the distribution by 6% in June to $0.40 cents per share.
4. We remain optimistic about the growth potential for the infrastructure sector and the range of current and potential investment opportunities that the sector presents.

5.	Marketing/Contact Points

* We will continue to maintain regular conference calls with shareholders to ensure that all shareholders can hear about what is happening with MGU.
* We will also continue to update the MGU website, at www.macquarie.com/mgu. In addition to half yearly and yearly reports, we also provide on the website a monthly fact sheet, as well as answers to frequently asked questions. There is also additional information on Macquarie and the portfolio management team on the website.


Thank you for joining us today. If you have any further questions on the Fund, please feel free to send an email to MGU-Questions@macquarie.com, or to contact us by phone on 1800 910 1434.

Thank you again for your time today and for your continued interest in MGU.

Forward-Looking Statements

This script contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates", "believes", "expects", "intends", "will", "should", "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.